Exhibit 99.2

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction

On October 31, 2019, NGL Energy Partners LP (“we,” “us,” “our” or “the Partnership”) closed its transaction to acquire all of the equity interests of Hillstone Environmental Partners, LLC (“Hillstone”) for approximately $642.5 million, subject to certain adjustments. To fund a portion of this acquisition, the Partnership issued 200,000 Class D Preferred Units and 8.5 million warrants to purchase common units for estimated net proceeds of $194.8 million. The remaining amount of the purchase price was paid using funds available under our revolving credit facility.

The unaudited pro forma condensed combined financial statements are presented for the Partnership and give effect to the acquisition of Hillstone (as described above) and are based on the audited and unaudited financial statements of the Partnership and the audited and unaudited financial statements of Hillstone. These unaudited pro forma financial statements include all adjustments necessary to fairly present results for the periods and as of the dates presented. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 and the unaudited pro forma condensed consolidated statements of operations for the six months ended September 30, 2019 and the year ended March 31, 2019, should be read in conjunction with the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 1, 2019, the Partnership’s Current Report on Form 8-K/A filed with the SEC on November 18, 2019, the Partnership’s quarterly report on Form 10-Q for the three months ended September 30, 2019, filed with the SEC on November 8, 2019, the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC on May 30, 2019, the Partnership’s Current Report on Form 8-K filed with the SEC on November 22, 2019 and with Hillstone’s audited consolidated financial statements for the year ended June 30, 2019, including the related notes, included within Exhibit 99.1 of Current Report on Form 8-K/A filed with the SEC on November 18, 2019 .

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented to illustrate the estimated effects of the acquisition of Hillstone, as if this transaction had occurred on September 30, 2019. The unaudited pro forma condensed combined balance sheet combines the Partnership’s unaudited consolidated balance sheet as of September 30, 2019 and Hillstone’s unaudited consolidated balance sheet as of September 30, 2019.

The following unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2019 and for the year ended March 31, 2019, are presented to illustrate the estimated effects of the acquisition of Hillstone as if this transaction had occurred on April 1, 2018. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2019 combined the Partnership’s unaudited consolidated statement of operations for the six months ended September 30, 2019 and Hillstone’s unaudited consolidated statement of operations for the six months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2019 combined the Partnership’s audited consolidated statement of operations for the year ended March 31, 2019 and Hillstone’s audited consolidated statement of operations for the year ended June 30, 2019. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2019 and for the year ended March 31, 2019 both contain the results recorded within Hillstone’s unaudited statement of operations for the three months ended June 30, 2019.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the transaction described above had occurred on the dates indicated. Moreover, the accompanying unaudited pro forma condensed consolidated financial statements do not project the Partnership’s results of operations for any future date or period.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2019
(U.S. Dollars in Thousands)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC	Pro Forma Adjustments		Pro Forma As Further Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,154	$34,757	$447,900	(A)	$105,996
			194,810	(B)
			(592,625)	(C)
Accounts receivable-trade, net	987,875	9,950	—		997,825
Accounts receivable-affiliates	14,374	188	(188)	(D)	14,374
Inventories	308,793	330	(330)	(D)	308,793
Prepaid expenses and other current assets	199,002	630	(630)	(D)	149,127
			(49,875)	(E)
Total current assets	1,531,198	45,855	(938)		1,576,115
PROPERTY, PLANT AND EQUIPMENT, net	2,485,880	155,128	(2,054)	(F)	2,638,954
GOODWILL	1,176,042	—	107,066	(D)	1,283,108
INTANGIBLE ASSETS, net	1,194,581	930	401,240	(D)	1,596,751
INVESTMENTS IN UNCONSOLIDATED ENTITIES	1,445	786	—		2,231
OPERATING LEASE RIGHT-OF-USE ASSETS	203,122	—	3,340	(D)	206,462
OTHER NONCURRENT ASSETS	71,755	811	—		72,566
Total assets	$6,664,023	$203,510	$508,654		$7,376,187
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$842,064	$8,542	$—		$850,606
Accounts payable-affiliates	24,542	115	(115)	(D)	24,542
Accrued expenses and other payables	336,126	15,571	(2,060)	(D)	349,637
Advance payments received from customers	27,045	—	—		27,045
Current maturities of long-term debt	649	—	—		649
Operating lease obligations	68,084	—	454	(D)	68,538
Total current liabilities	1,298,510	24,228	(1,721)		1,321,017
LONG-TERM DEBT, net of debt issuance costs and current maturities	2,773,235	133,643	(133,643)	(G)	3,221,135
			447,900	(A)
OPERATING LEASE OBLIGATIONS	132,132	—	2,886	(D)	135,018
OTHER NONCURRENT LIABILITIES	64,487	867	41,208	(D)	106,562
COMMITMENTS AND CONTINGENCIES					.

CLASS D PREFERRED UNITS	343,748		176,071	(B)	519,819

EQUITY:
General partner, representing a 0.1% interest	(51,014)		—		(51,014)
Limited partners, representing a 99.9% interest	1,697,015	—	18,739	(B)	1,715,754
Members’ Equity - Hillstone Environmental Partners, LLC		42,786	(42,786)	(H)	—
Class B preferred limited partners	305,488		—		305,488
Class C preferred limited partners	42,905				42,905
Accumulated other comprehensive loss	(264)		—		(264)
Noncontrolling interests	57,781	1,986	—		59,767
Total equity	2,051,911	44,772	(24,047)		2,072,636
Total liabilities and equity	$6,664,023	$203,510	$508,654		$7,376,187

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the six months ended September 30, 2019
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC (I)	Pro Forma Adjustments		Pro Forma As Adjusted

REVENUES	$9,455,761	$42,421	$—		$9,498,182

COST OF SALES	9,052,342	—	—		9,052,342

OPERATING COSTS AND EXPENSES:
Operating	137,529	18,921	—		156,450
General and administrative	64,250	13,394	(5,844)	(K)	71,800
Depreciation and amortization	116,867	5,511	10,571	(L)	132,949
Loss (gain) on disposal or impairment of assets, net	2,144	(85)	—		2,059
Revaluation of liabilities	—	65	—		65
Operating Income	82,629	4,615	(4,727)		82,517

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	(257)	(87)	—		(344)
Interest expense	(84,910)	(6,339)	6,339	(M)	(89,647)
			(4,737)	(M)
Other income, net	1,193	—	—		1,193
Loss From Continuing Operations Before Income Taxes	(1,345)	(1,811)	(3,125)		(6,281)

INCOME TAX EXPENSE	(319)	—	—		(319)
Loss From Continuing Operations	(1,664)	(1,811)	(3,125)		(6,600)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	397	18	—		415
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(1,267)	(1,793)	(3,125)		(6,185)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(146,523)	—	(9,000)	(N)	(155,523)
LESS: CONTINUING OPERATIONS NET LOSS ALLOCATED TO GENERAL PARTNER	76	—	14	(O)	90
NET LOSS FROM CONTINUING OPERATIONS ALLOCATED TO COMMON UNITHOLDERS	$(147,714)	$(1,793)	$(12,111)		$(161,618)
BASIC AND DILUTED LOSS PER COMMON UNIT	$(1.17)				$(1.28)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	126,435,870				126,435,870

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2019
(U.S. dollars in thousands, except unit and per unit amounts)

	Historical NGL Energy Partners LP (As Reported)	Hillstone Environmental Partners, LLC (J)	Pro Forma Adjustments		Pro Forma As Adjusted

REVENUES	$17,820,620	$74,437	$—		$17,895,057

COST OF SALES	17,162,275	—	—		17,162,275

OPERATING COSTS AND EXPENSES:
Operating	233,313	42,357	—		275,670
General and administrative	107,407	18,537	(2,912)	(K)	123,032
Depreciation and amortization	211,973	7,590	24,574	(L)	244,137
Loss on disposal or impairment of assets, net	34,296	11,137	—		45,433
Revaluation of liabilities	(5,373)	—	—		(5,373)
Operating Income (Loss)	76,729	(5,184)	(21,662)		49,883

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated entities	2,533	37	—		2,570
Interest expense	(164,725)	(9,741)	9,741	(M)	(183,671)
			(18,946)	(M)
Loss on early extinguishment of liabilities, net	(12,340)	—	—		(12,340)
Other expense, net	(30,414)	—	—		(30,414)
Loss From Continuing Operations Before Income Taxes	(128,217)	(14,888)	(30,867)		(173,972)

INCOME TAX EXPENSE	(1,233)	—	—		(1,233)
Net Loss From Continuing Operations	(129,450)	(14,888)	(30,867)		(175,205)
LESS: CONTINUING OPERATIONS NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	20,206	32	—		20,238
NET LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NGL ENERGY PARTNERS LP	(109,244)	(14,856)	(30,867)		(154,967)
LESS: DISTRIBUTIONS TO PREFERRED UNITHOLDERS	(111,936)	—	(18,000)	(N)	(129,936)
LESS: CONTINUING OPERATIONS NET LOSS ALLOCATED TO GENERAL PARTNER	82	—	64	(O)	146
NET LOSS FROM CONTINUING OPERATIONS ALLOCATED TO COMMON UNITHOLDERS	$(221,098)	$(14,856)	$(48,803)		$(284,757)
BASIC AND DILUTED LOSS FROM CONTINUING OPERATIONS PER COMMON UNIT	$(1.80)				$(2.31)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON UNITS OUTSTANDING	123,017,064				123,017,064

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NGL ENERGY PARTNERS LP AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

See “Introduction” for more information regarding the basis of presentation for these unaudited pro forma condensed consolidated financial statements.

Note 2 - Preliminary Purchase Price Allocation

The following presents the preliminary purchase price allocation for Hillstone based on a preliminary purchase price of $642.5 million in cash and preliminary estimates of fair value (in thousands):

Current assets	$44,707
Property, plant and equipment	153,074
Intangible assets	402,170
Investments in unconsolidated entities	786
Operating lease right-of-use assets	3,340
Other noncurrent assets	811
Goodwill	107,066
Current liabilities	(22,053)
Operating lease obligations	(3,340)
Asset retirement obligations	(446)
Other long-term liabilities	(867)
Deferred tax liability	(40,762)
Noncontrolling interests	(1,986)
$642,500

The purchase price and the allocation of the purchase price are preliminary. Items pending completion include the determination of the final purchase price, including any final closing adjustments and completion of independent appraisals of property, plant and equipment, intangible assets, investments in unconsolidated entities and noncontrolling interests and the valuations of the operating lease liabilities and right-of-use assets, the asset retirement obligations and the deferred tax liability.

Note 3 - Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

A.	Represents the amount borrowed under our revolving credit facility and used to pay a portion of the consideration for the acquisition of Hillstone.

B.
Represents the net cash proceeds from the issuance of $194.8 million Class D Preferred Units and warrants to purchase common units. The net proceeds were allocated between Class D Preferred Units and the warrants based on the preliminary fair value of the instruments.

C.	Represents the payment of the preliminary purchase price for the purchase of Hillstone.

D.
Represents the step up in basis for the assets acquired and liabilities assumed as a result of the difference in valuation between the purchase price allocated to the assets and liabilities and their book value on September 30, 2019 in accordance with the acquisition method of accounting.

E.	Amount reflects the reversal of the deposit paid to Hillstone.

F.	Reflects the reclassification from property, plant and equipment to intangible assets the rights-of-way to conform to the Partnership’s presentation of these amounts.

G.	Represents the repayment of Hillstone’s outstanding debt as of September 30, 2019.

H.	Represents the reversal of Hillstone’s equity book value.

I.	Amounts in this column represent Hillstone’s unaudited consolidated statement of operations for the six months ended September 30, 2019.

J.	Amounts in this column represent Hillstone’s audited consolidated statement of operations for the year ended June 30, 2019.

K.	Represents the reversal of transaction expenses incurred by Hillstone related to this transaction for the respective periods.

L.	Represents the incremental increase in depreciation and amortization expense for the respective periods.

M.
Represents the incremental increase in interest expense due to the repayment of Hillstone’s outstanding debt and the elimination of the amortization of the related debt issuance costs and the interest expense incurred related to the borrowings under the Partnership’s revolving credit facility. The additional interest expense was calculated by using $447.9 million and an assumed rate of 4.23%, the interest rate on the Partnership's revolving credit facility as of September 30, 2019. A change of 0.125% in the assumed interest rate would result in an adjustment of interest expense, on an annual basis, of approximately $0.6 million.

N.	Represents the distributions paid on the Class D preferred units for the respective periods.

O.	Represents our general partner’s interest in Hillstone’s operations and the pro forma adjustments for the respective periods.
Note 4 - Earnings per Unit

Basic earnings per unit is computed by dividing the net income (loss) by the weighted average number of units outstanding during a period. To determine net income (loss) allocated to each class of ownership, the Partnership first allocates net income (loss) in accordance with the amount of distributions made for the quarter by each class of units, if any. The remaining net income is allocated to each class of units in proportion to the weighted average number of units of such class outstanding for a period, as compared to the weighted average number of units outstanding for all classes for the period, with the exception of net losses. Net losses are allocated only to the common units.